Exhibit 99.1

Energy XXI Reports Fiscal Second-Quarter Results

•	Volumes and discretionary cash flow rise 66 percent from prior-year second quarter

HOUSTON – Feb. 4, 2008 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXI, EXXS) today announced fiscal second-quarter financial and operating results for the period ended Dec. 31, 2007.
“Higher realized prices for our oil and natural gas production, combined with continued strong operating results, helped the company achieve record-high revenues and EBITDA in this year’s fiscal second quarter,” Energy XXI Chairman and CEO John Schiller said.
For the 2008 fiscal second quarter, revenues were $153.7 million and earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) totaled $111.9 million, compared with revenues of $79.1 million and EBITDA of $60.4 million in the 2007 fiscal second quarter.  Net income was $6.5 million, or $.07 per diluted share, compared with net income of $10.4 million, or $.12 per diluted share, in the 2007 fiscal second quarter.
Net cash provided by operating activities totaled $48.2 million for the 2008 fiscal second quarter, compared with $64.9 million in the 2007 fiscal second quarter.  Discretionary cash flow was $88.4 million in the 2008 fiscal second quarter, compared with $53.3 million in the 2007 fiscal second quarter.
For the 2008 fiscal second quarter, sales volumes averaged 26,000 barrels of oil equivalent per day (BOE/d), compared with 15,700 BOE/d in the 2007 fiscal second quarter.  The net realized price received for the company’s production in the 2008 fiscal second quarter averaged $64.24 per BOE, including a $3.56 per BOE reduction due to hedging, compared with a net realized price of $54.71 per BOE, including a $7.19 per BOE contribution from hedging, in the 2007 fiscal second quarter.

Capital Expenditures
During the 2008 fiscal second quarter, capital expenditures totaled $91.7 million.  The fiscal-year 2008 capital budget, excluding acquisitions, is unchanged at approximately $260 million.

2nd Quarter Operational Highlights
During the fiscal second quarter, Energy XXI continued to implement its exploration and development program, details of which are provided in the attached Operations Report.

“Our capital program through the first half of our fiscal year was weighted toward development work, which has resulted in the completion and start-up of several important wells,” Energy XXI President and Chief Operating Officer Steve Weyel said.  “These achievements were masked during our fiscal second quarter primarily due to down-time associated with a major integrated oil company’s pipeline outage.  By January, however, our volumes reached record levels in excess of 29,000 BOE/d.  We are continuing to work to improve the on-line performance of our facilities in order to maximize daily volumes.”
Weyel said exploration is expected to have a more significant impact during the second half of fiscal-year 2008, which ends June 30.
“Several high-potential exploration wells are expected to be drilled before our June year-end,” Weyel said.  “In addition, development work has begun on recently acquired properties such as the Main Pass 61 fields.”

Conference Call Tomorrowat 10 a.m. CST, 4p.m. LondonTime
Energy XXI will host its second-quarter conference call tomorrow, Tuesday, Feb. 5, 2008,at 10 a.m. CST (4 p.m. Londontime). The dial-in number is 1 (913) 312-1393in the U.S.and 08081 011 402 in the U.K., and the confirmation code is 1490663. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.energyxxi.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations (including information in the attached Operations Report) adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are primarily located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Collins Stewart Europe Limited and Tristone Capital Limited are Energy XXI listing brokers in the United Kingdom.  In the United States, BMO Capital Markets, Collins Stewart, Dahlman Rose & Co., Jefferies & Company, Natixis Bleichroeder and Sterne Agee & Leach, Inc. are market makers. To learn more, visit the Energy XXI website at www.energyxxi.com.

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	December 31,	June 30,
	2007	2007
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$11,500	$19,784
Accounts receivable
Oil and natural gas sales	68,565	55,763
Joint interest billings	26,676	14,377
Insurance and other	12,600	958
Prepaid expenses and other current assets	32,987	21,870
Deferred income taxes	12,629	—
Royalty deposits	9,928	2,175
Derivative financial instruments	1,951	17,131
Total Current Assets	176,836	132,058
Property and Equipment, net of accumulated depreciation, depletion, and amortization
Oil and natural gas properties - full cost method of accounting	1,541,694	1,491,685
Other property and equipment	5,410	3,097
Total Property and Equipment	1,547,104	1,494,782
Other Assets
Debt issuance costs, net of accumulated amortization	19,087	20,986
Derivative financial instruments	—	616
Total Other Assets	19,087	21,602
Total Assets	$1,743,027	$1,648,442

LIABILITIES
Current Liabilities
Accounts payable	$80,133	$79,563
Advances from joint interest partners	2,587	2,026
Accrued liabilities	34,268	33,459
Deferred income taxes	—	1,044
Derivative financial instruments	43,390	1,480
Note payable	8,256	—
Current maturities of long-term debt	5,754	5,508
Total current liabilities	174,388	123,080
Long-term debt, less current maturities	1,114,442	1,045,511
Deferred income taxes	176	14,788
Asset retirement obligations	66,446	63,364
Derivative financial instruments	42,866	4,573
Total Liabilities	1,398,318	1,251,316
Commitments and Contingencies (Note 12)
Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at December 31, 2007 and June 30, 2007	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 84,511,906 and 84,203,444 issued and outstanding at December 31, 2007 and June 30, 2007, respectively	84	84
Additional paid-in capital	363,305	363,206
Retained earnings	39,434	31,072
Accumulated other comprehensive income (loss), net of tax	(58,114)	2,764
Total Stockholders’ Equity	344,709	397,126
Total Liabilities and Stockholders’ Equity	$1,743,027	$1,648,442

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues
Oil sales	$93,322	$43,954	$180,895	$79,106
Natural gas sales	60,403	35,189	116,438	65,854
Total Revenues	153,725	79,143	297,333	144,960

Costs and Expenses
Lease operating expense	34,043	12,787	64,736	27,468
Production taxes	1,272	407	3,232	1,218
Depreciation, depletion and amortization	75,406	31,711	148,659	59,455
Accretion of asset retirement obligation	1,989	871	3,749	1,742
General and administrative expense	5,644	5,573	11,415	10,591
Gain on derivative financial instruments	(1,086)	(853)	(44)	(1,558)
Total Costs and Expenses	117,268	50,496	231,747	98,916

Operating Income	36,457	28,647	65,586	46,044

Other Income (Expense)
Interest income	403	866	901	1,292
Interest expense	(26,819)	(12,148)	(53,630)	(27,007)
Total Other Income (Expense)	(26,416)	(11,282)	(52,729)	(25,715)

Income Before Income Taxes	10,041	17,365	12,857	20,329

Provision for Income Taxes	3,566	6,957	4,495	7,988

Net Income	$6,475	$10,408	$8,362	$12,341

Earnings Per Share
Basic	$0.08	$0.12	$0.10	$0.15
Diluted	$0.07	$0.12	$0.09	$0.15

Weighted Average Number of Common Shares Outstanding
Basic	84,141	83,973	84,138	83,817
Diluted	86,506	83,973	90,262	83,817

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Cash Flows From Operating Activities
Net income	$6,475	$10,408	$8,362	$12,341
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax expense	3,566	6,957	4,495	7,988
Change in derivative financial instruments	(486)	3,060	(508)	6,391
Accretion of asset retirement obligations	1,989	871	3,749	1,742
Depletion, depreciation, and amortization	75,406	31,711	148,659	59,455
Amortization and write-off of debt issuance costs	1,454	306	2,574	5,673
Common stock issued to Directors for services	—	—	67	—
Changes in operating assets and liabilities
Accounts receivable	(12,643)	27,158	(33,895)	7,038
Prepaid expenses and other current assets	875	(15,787)	(18,870)	(26,167)
Accounts payable and other liabilities	(28,454)	175	10,221	8,059
Net Cash Provided by Operating Activities	48,182	64,859	124,854	82,520

Cash Flows from Investing Activities
Acquisitions	(26,845)	(1,304)	(30,366)	(302,481)
Capital expenditures	(91,729)	(71,855)	(171,218)	(120,364)
Proceeds from the sale of oil and natural gas properties	—	—	—	1,400
Insurance payments	—	(4,581)	—	—
Other	(35)	(1,780)	(33)	760
Net Cash Used in Investing Activities	(118,609)	(79,520)	(201,617)	(420,685)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	—	(7,326)	32	13,059
Proceeds from long-term debt	163,135	30,000	183,135	299,000
Payments on long-term debt	(91,135)	—	(111,135)	(14,625)
Payments on put financing	(1,385)	(4,186)	(2,875)	(5,019)
Debt issuance costs	(675)	(13)	(675)	(4,754)
Other	(13)	(630)	(3)	(630)
Net Cash Provided by Financing Activities	69,927	17,845	68,479	287,031

Net Increase (Decrease) in Cash and Cash Equivalents	(500)	3,184	(8,284)	(51,134)

Cash and Cash Equivalents, beginning of period	12,000	8,071	19,784	62,389

Cash and Cash Equivalents, end of period	$11,500	$11,255	$11,500	$11,255

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATING RESULTS
(In Thousands, except per unit amounts)(Unaudited)

	Quarter Ended
	Dec. 31,2006	March 31, 2007	June 30,2007	Sept. 30, 2007	Dec. 31, 2007
						Twelve Months Ended Dec. 31,2007

Operating Revenues	$79,143	$77,608	$118,716	$143,608	$153,725	$493,657

Operating Expenses
Lease operating expense
Insurance expense	2,653	4,866	2,489	4,832	4,812	16,999
Workover expense	(495)	1,910	5,532	5,720	4,489	17,651
Other lease operating expense	10,629	9,575	17,145	20,141	24,742	71,603
Total lease operating expense	12,787	16,351	25,166	30,693	34,043	106,253
Production taxes	407	1,691	686	1,960	1,272	5,609
DD&A	31,711	28,600	57,873	73,253	75,406	235,132
General and administrative	5,573	5,733	10,183	5,771	5,644	27,331
Other – net	18	(675)	1,545	2,802	903	4,575
Total operating expenses	50,496	51,700	95,453	114,479	117,268	378,900
Operating Income	$28,647	$25,908	$23,263	$29,129	$36,457	$114,757

Sales Volumes per Day
Natural gas (MMcf)	52.1	42.1	60.0	83.5	78.1	66.1
Crude oil (MBbls)	7.0	7.5	10.9	12.3	13.0	10.9
Total (MBOE)	15.7	14.5	20.9	26.2	26.0	21.9

Average Sales Price
Natural gas per Mcf	$6.67	$7.77	$7.78	$5.83	$7.48	$6.47
Hedge gainper Mcf	0.67	1.43	0.80	1.46	0.93	1.05
Total natural gas per Mcf	$7.34	$9.20	$8.58	$7.29	$8.41	$7.52

Crude oil per Bbl	$56.77	$56.24	$67.46	$79.19	$90.71	$73.31
Hedge gain (loss) per Bbl	11.14	7.36	5.21	(1.52)	(12.68)	(1.64)
Total crude oil per Bbl	$67.91	$63.60	$72.67	$77.67	$78.03	$71.67

Hedge gain (loss) per BOE	$7.19	$7.95	$5.03	$3.94	$(3.56)	2.45

Operating Revenues per BOE	$54.71	$59.54	$62.53	$59.63	$64.24	$61.68

Operating Expenses per BOE
Lease operating expense
Insurance expense	1.83	3.73	1.31	2.00	2.01	2.12
Workover expense	(0.34)	1.47	2.91	2.38	1.88	2.21
Other lease operating expense	7.35	7.34	9.03	8.36	10.34	8.95
Total lease operating expense	8.84	12.54	13.25	12.74	14.23	13.28
Production taxes	0.28	1.30	0.36	0.81	0.53	0.70
DD&A	21.92	21.94	30.48	30.42	31.51	29.38
General and administrative	3.85	4.40	5.37	2.40	2.36	3.41
Other– net	0.02	(0.52)	0.82	1.16	0.38	0.57
Total operating expenses	34.91	39.66	50.28	47.53	49.01	47.34
Operating Incomeper BOE	$19.80	$19.88	$12.25	12.10	$15.23	$14.34

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow. The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net Income as Reported	$6,475	$10,408	$8,362	$12,341

Total other (income) expense	26,416	11,282	52,729	25,715
Depreciation, depletion and amortization	75,406	31,711	148,659	59,455
Provision for income taxes	3,566	6,957	4,495	7,988

EBITDA	$111,863	$60,358	$214,245	$105,499

EBITDA Per Share
Basic	$1.33	$0.72	$2.55	$1.26
Diluted	$1.29	$0.72	$2.37	$1.26

Weighted Average Number of Common Shares Outstanding
Basic	84,141	83,973	84,138	83,817
Diluted	86,506	83,973	90,262	83,817

Net Income as Reported	$6,475	$10,408	$8,362	$12,341

Deferred income tax expense	3,566	6,957	4,495	7,988
Change in derivative financial instruments	(486)	3,060	(508)	6,391
Accretion of asset retirement obligations	1,989	871	3,749	1,742
Depletion, depreciation, and amortization	75,406	31,711	148,659	59,455
Amortization and write-off of debt issuance costs	1,454	306	2,574	5,673
Common stock issued to Directors for services	—	—	67	—

Discretionary Cash Flow	$88,404	$53,313	$167,398	$93,590

ENERGY XXI (BERMUDA) LIMITED
SUMMARY OF HEDGE POSITIONS AS OF FEBRUARY 4, 2008
Natural Gas(000 MMBTU)						Crude Oil(000 BBL)

			Average						Average
Qtr	Instrument	Volume	Sub	Floor	Cap	Qtr	Instrument	Volume	Sub	Floor	Cap

Q308	Swaps	4,370		8.44	8.44	Q308	Swaps	670		76.41	76.41
	3-Way Collars	1,500	5.70	7.45	10.10		3-Way Collars	240	54.25	67.30	78.49
	Collars	1,002		8.00	10.52		Collars	162		64.79	76.56
	Puts	140		8.00			Puts	33		60.00
	Put Spreads	1,540	6.00	8.00

Q408	Swaps	2,730		8.64	8.64	Q408	Swaps	564		75.96	75.96
	3-Way Collars	1,420	5.68	7.42	10.10		3-Way Collars	208	54.13	67.19	78.50
	Collars	848		7.98	10.49		Collars	189		65.46	76.36
	Puts	120		8.00			Puts	30		60.00
	Put Spreads	1,390	6.00	8.00

Q109	Swaps	1,480		8.78	8.78	Q109	Swaps	364		70.38	70.38
	3-Way Collars	1,340	5.66	7.38	10.11		3-Way Collars	205	54.12	67.44	78.99
	Collars	744		7.97	10.46		Collars	55		60.00	78.00
	Puts	120		8.00			Puts	27		60.00
	Put Spreads	1,280	6.00	8.00

Q209	Swaps	1,820		8.77	8.77	Q209	Swaps	320		70.37	70.37
	3-Way Collars	1,250	5.63	7.34	10.12		3-Way Collars	184	54.02	67.40	79.09
	Collars	685		7.97	10.43		Collars	51		60.00	78.00
	Puts	110		8.00			Puts	26		60.00
	Put Spreads	1,170	6.00	8.00

Q309	Swaps	1,920		8.62	8.62	Q309	Swaps	325		70.85	70.85
	3-Way Collars	1,040	6.00	8.09	9.97		3-Way Collars	170	53.94	67.24	78.94
	Collars	302		7.72	9.96

Q409	Swaps	1,720		8.46	8.46	Q409	Swaps	303		70.86	70.86
	3-Way Collars	930	6.00	8.10	9.96		3-Way Collars	137	53.69	67.37	79.66
	Collars	289		7.73	9.91

Q110	Swaps	1,530		8.46	8.46	Q110	Swaps	277		70.97	70.97
	3-Way Collars	820	6.00	8.11	9.96		3-Way Collars	111	53.38	67.52	80.49
	Collars	137		8.00	8.85

Q210	Swaps	1,390		8.46	8.46	Q210	Swaps	257		71.01	71.01
	3-Way Collars	740	6.00	8.12	9.95		3-Way Collars	87	52.93	67.70	81.64
	Collars	137		8.00	8.85

Q310	Swaps	1,700		8.12	8.12	Q310	Swaps	238		70.86	70.86
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	68	52.35	67.35	82.05
							Collars	132		75.00	102.00

Q410	Swaps	1,500		8.12	8.12	Q410	Swaps	215		70.89	70.89
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	60	52.00	67.00	82.04
							Collars	122		75.00	102.00

Q111	Swaps	1,380		8.12	8.12	Q111	Swaps	193		70.93	70.93
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	52	51.54	66.54	82.03
							Collars	110		75.00	102.00

Q211	Swaps	1,280		8.12	8.12	Q211	Swaps	171		70.96	70.96
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	45	50.95	65.95	82.02
							Collars	102		75.00	102.00
Includes production for January 2008 and later; Quarters based on June 30 fiscal year-end
All prices are weight-averaged by contract volume

FY 2008 2nd Quarter Operations Report

EXXI Fiscal 2nd Quarter 2008 Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	0	0	1	1	1	1
Gas	0	0	0	0	0	0
Dry	0	0	0	0	0	0
Non-Operated
Oil	0	0	0	0	0	0
Gas	1	0.25	1	0.1625	2	0.4125
Dry	5	1.625	0	0	5	1.625
Total	6	1.875	2	1.1625	8	3.0375

	Exploration		Development		Total
Success Rates	17%	13%	100%	100%	38%	47%

	Exploration		Development		Total
Onshore	6		1		7
Offshore	0		1		1
Total	6		2		8

Gulf Of Mexico Shelf Highlights

South Timbalier 21 (100% WI)
South Timbalier 21 net production averaged 7,109 BOE/d during the fiscal second quarter.  One drilling rig remained active throughout the quarter, while a second rig was added in October to accelerate the completion of the Beaujolais discovery well and two well workovers in response to higher oil prices.  This rig activity, while successfully increasing deliverability from the field to more than 9,000 BOE/d (net), resulted in production interruptions during the quarter as facilities were temporarily shut-in.
The Beaujolais well, which finished drilling on 9/16/07, was dual completed in the D-15 and D-18 sands and placed on production in late December.  The well recently tested at 1,250 BOE/d (net).
The Pinot development well reached TD of 12,036’ on 11/10/07.  The well encountered 40’ of net oil pay in the D-10, D-5, D-4 and S-4 sands.  It was dual completed in late December in the D-5 and D-10 sands and recently tested at 775 BOE/d (net).
The Sangria development well reached TD of 14,112’ and encountered 8’ of pay in the D-7 sand.  Completion activities are in progress, with production expected to begin in late February at an initial anticipated rate of about 700 BOE/d (net).

Acquired Pogo Properties
The Gulf of Mexico shelf properties acquired in June 2007 from Pogo Producing Company averaged 9,723 BOE/d (net) during the fiscal second quarter, a 25% increase relative to the preceding quarter.  Almost $10 million of reimbursable spending on Minerals Management Service (MMS) compliance work in just five months helped volumes hit a two-year high, with no drilling or workovers. The properties were also formally released from MMS probation.
Following facility upgrades, including replacement of separation and compression units, gas lift optimization and acid stimulations on four D-69/D-70 sand wells are planned for South Pass 49.
The Ensco 82 rig will arrive at Main Pass 61-B early February to begin a recompletion on B-1 and a new-drill on B-6.  A second rig is expected to be added in June for Main Pass 61-A&C.

South Louisiana Onshore Highlights

Golden Meadow
•
LL&E #232 (25% WI), Lafourche Parish – spud 9/22/07 and reached a TD of 14,000’ on 10/12/07; encountered more than 100’ gross pay in the main objective; completed and tested in January at 82 BOPD and 2.2 MMcf/d (gross).

South Lake Verret
•	Jeanerett Lumber & Shingle 34-1 (100% WI), St. Martin Parish – previously encountered zones of interest were completed and evaluated; deemed non-economic for production.

Eugene Island
•	SL 17695 #1 (35% WI) (Comus Prospect), Iberia Parish – spud 12/22/07 with a proposed TD of 13,800’; currently drilling at 12,920’.

Cote de Mer
•
McIlhenny #1 (35% WI) (Cote de Mer Prospect), Vermillion Parish – control operations completed in January; Coastal rig 21 expected onsite mid-February to sidetrack at approximately 14,000’ and resume drilling toward proposed TD of 21,932’.

Rabbit Island
•	‘J’ Prospect, SL 340 #7 (39% WI), Iberia / St. Mary Parish – spud 11/30/07 with a proposed TD of 16,600’; currently drilling at 11,425’.

Bourg, South Field
•	Logan Babin #1 ST-1 (16.25% WI), Terrebonne Parish – spud 10/01/07, TD’d at 13,500’ on 10/18/07; on production in December; recently tested at 510 BOE/d (gross).

West Cote Blanche Bay
•	SL 340 #1 (25% WI), St. Mary Parish – spud 1/15/08 with a proposed TD of 15,000’; currently drilling at 13,545’.
•
SL 340 #2, #3 & #4 (25% WI); St. Mary Parish – all three wells spud and were drilled to TD of 2,100’ in late December, testing three oil amplitudes in the same stratigraphic section; two sands were wet and the third was a non-commercial accumulation.  Drilling these low-cost shallow wells ($695,000 net total) preserved the lease (12,000 acres) and earned Energy XXI an interest in the deep oil play targeted by the SL 340 #1 well.

GLOSSARY

Barrel– unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE– barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d– barrels of oil equivalent per day.

Field– an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

FTP– flowing tubing pressure.

MBOE– thousand barrels of oil equivalent.

MMBOE– million barrels of oil equivalent.

MD– measured depth.

Net Pay– cumulative hydrocarbon-bearing formations.

Spud– to begin drilling a well.

TD– target total depth of a well.

TD’d– to finish drilling a well.

TVD– total vertical depth.

Workover– operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Seema Paterson
+44 207 523 8321
spaterson@collins-stewart.com

Pelham PR
James Henderson
+44 207 743 6673
james.henderson@pelhampr.com

Alisdair Haythornthwaite
+44 207 743 6676
alisdair.haythornthwaite@pelhampr.com